                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                 Hologic, Inc.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                                 Hologic, Inc.
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11/1/

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

        [ ] Fee paid previously with preliminary materials.

---------------
/1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                                 HOLOGIC, INC.

                                 ____________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 23, 1999

TO THE STOCKHOLDERS OF HOLOGIC, INC.

  NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Hologic, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, February 23, 1999 at 10:00 a.m., local time, at the offices of the Company, 35 Crosby Drive, Bedford, Massachusetts 01730 for the following purposes:

  1. To elect seven (7) directors to serve for the ensuing year and until their successors are duly elected.

  2.   To approve the 1999 Equity Incentive Plan (the "1999 Plan").

  3. To ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company.

  4. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only stockholders of record at the close of business on January 4, 1999 are entitled to notice of and to vote at the meeting and any continuation or adjournment thereof. All stockholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-paid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

                                          By order of the Board of Directors

                                          Lawrence M. Levy, Secretary

Bedford, Massachusetts
January 18, 1999

                                   IMPORTANT
                                   ---------

 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

                         THANK YOU FOR ACTING PROMPTLY.

                                 HOLOGIC, INC.

                                ______________


                                PROXY STATEMENT

                      1999 ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 23, 1999

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

          The enclosed proxy is solicited on behalf of the Board of Directors of Hologic, Inc. (the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, February 23, 1999, at 10:00 a.m., local time (the "Annual Meeting"), or at any continuation or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the offices of the Company, 35 Crosby Drive, Bedford, Massachusetts 01730. This proxy statement, the accompanying proxy card and the annual report to stockholders are first being mailed to stockholders on or about January 18, 1999.

Record Date, Stock Ownership and Voting

          Only stockholders of record at the close of business on January 4, 1999 will be entitled to receive notice of, and to vote at, the Annual Meeting. As of that date, there were outstanding and entitled to vote 13,390,976 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company. Directors will be elected by a plurality of the votes cast by holders of Common Stock entitled to vote thereon, provided a quorum is present. Proposal No. 2 requires the affirmative vote of a majority of shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to be voted, provided a quorum is present. Shares of Common Stock held of record by brokers who return a signed and dated proxy but who fail to grant authority to vote on one or more of the proposals will count toward the quorum but will have no effect on the outcome of the proposal not voted. Abstentions will have no effect on the outcome of the vote for the election of directors, but will have the effect of a vote against
Proposal No. 2.   A majority of the shares of Common Stock outstanding is
required to be present or represented by proxy at the Annual Meeting in order to constitute the quorum necessary to take action at the Annual Meeting.


Revocability of Proxies

   Any person giving a proxy in the form accompanying this statement has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 35 Crosby Drive, Bedford, Massachusetts 01730, written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person.

Solicitation

     All costs of this solicitation of proxies will be borne by the Company. The Company has retained American Stock Transfer & Trust Company to aid in the solicitation of proxies from stockholders, banks and other institutional nominees. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitations by directors, officers, or employees of the Company. No additional compensation will be paid for any such services.

Deadline for Receipt of Stockholder Proposals

     Proposals of stockholders of the Company which comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and which are intended to be presented by such stockholders at the Company's 2000 Annual Meeting of Stockholders, must be received by the Company no later than September 20, 1999, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Stockholder proposals submitted outside the processes of Exchange Act Rule 14a-8 will be considered untimely if received after December 4, 1999. The proxy solicited by the Board of Directors with respect to that meeting may confer discretionary authority to vote on matters submitted in untimely proposals.


                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     A board of seven (7) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Board of Directors' nominees named below. All nominees are currently directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee, if any, who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as director. The proposed nominees are not being nominated pursuant to any arrangement or understanding with any person. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

     Set forth below is certain biographical information regarding the nominees, including information furnished by them as to their principal occupation for the last five (5) years, certain other directorships held by them and their ages as of January 4, 1999.


                                                                        Director
Name                                Age             Position            Since
----------------------------------  ----  ----------------------------  -----

S. David Ellenbogen                   60  Chairman of the Board and
                                          Chief Executive Officer        1985
Steve L. Nakashige                    49  President and
                                          Chief Operating Officer        1998
Jay A. Stein                          56  Senior Vice President, Chief
                                          Technical Officer and Director 1985
Irwin Jacobs                          61  Director                       1990
William A. Peck                       65  Director                       1990
Gerald Segel                          77  Director                       1990
Elaine Ullian                         51  Director                       1996

     Mr. Ellenbogen, a co-founder of the Company, has served as its Chief Executive Officer and a director since its organization in October 1985, as its Chairman of the Board of Directors since May 1994, as its President from October 1985 until May 1994 and as its Treasurer from October 1985 until February 1992. Prior to founding the Company, Mr. Ellenbogen served as President, Treasurer and a director of Diagnostic Technology, Inc. ("DTI"), which he co-founded with Dr. Stein in 1981. DTI, which developed an x-ray product for digital angiography, was acquired in 1982 by Advanced Technology Laboratories, Inc. ("ATL"), a wholly-owned subsidiary of Squibb Corporation. Mr. Ellenbogen was involved in the management of the digital angiography group of ATL from 1982 to 1985. Since July 1989, Mr. Ellenbogen has also been the President, and a director of Vivid Technologies, Inc. ("Vivid") and typically devotes approximately sixteen hours per week to Vivid pursuant to a management agreement between the Company and Vivid. See "Certain Transactions".

     Mr. Nakashige has served as President and Chief Operating Officer of the Company since May 1994. From 1988 to 1994, Mr. Nakashige was with General Electric Medical Systems where he held the position of Senior Manager, Ultrasound Business from 1990 to 1994 and Manager, Ultrasound Marketing Operations from 1988 to 1990. From 1986 to 1988, Mr. Nakashige was Vice President of Operations of Biosound Inc., a medical equipment manufacturer.

     Dr. Stein, a co-founder of the Company, has served as its Senior Vice President, Chief Technical Officer and a director since its organization. Dr. Stein co-founded DTI with Mr. Ellenbogen in 1981, served as Vice President and Technical Director of DTI and was Technical Director of the digital angiography group of its successor, ATL, from 1982 to 1985. Dr. Stein received a Ph.D. in Physics from The Massachusetts Institute of Technology. He is the principal author of fifteen patents involving x-ray technology. Since July 1989, Dr. Stein has also been the Senior Vice President, Technical Director and a director of Vivid and has been devoting approximately eight hours per week to Vivid pursuant to a management agreement between the Company and Vivid. See "Certain Transactions".

     Mr. Jacobs has been a director of the Company since January 1990. Mr. Jacobs, currently retired, was the President of Dataviews, Inc., a company which manufactures and distributes software products, from January 1992 to September 1997. Since December 1990, Mr. Jacobs has also been the Chairman of the Board of Personal Protection Consultants, Inc., a company which provides specialized
training to hospitals and law enforcement agencies.   From May 1990 to December
1990, Mr. Jacobs was a Vice President of Ask Computers, Inc., a computer system developer. From 1987 to May 1990, Mr. Jacobs was the President and Chairman of the Board of Directors of Perception Technology Corp., a manufacturer of voice response systems.

     Dr. Peck has been a director of the Company since January 1990. In 1989, Dr. Peck became the Vice Chancellor for Medical Affairs at Washington University (Executive Vice Chancellor since 1993) and Dean of the Washington University School of Medicine in St. Louis, Missouri. From 1976 until his appointment as Vice Chancellor, Dr. Peck was a Professor of Medicine and the Co-Chairman of the Department of Medicine at Washington University, and the Physician-in-Chief at the Jewish Hospital of St. Louis. Dr. Peck is a member of the Board of Trustees of the National Osteoporosis Foundation and served as its President from 1985 to 1990. Dr. Peck also serves as a director of Allied Healthcare Products, Inc., Angelica Corporation, Reinsurance Group of America, Inc. and TIAA-CREF Trust Company.

     Mr. Segel has been a director of the Company since March 1990. Mr. Segel, currently retired, was Chairman of the Board of Tucker Anthony Incorporated from January 1987 to May 1990. From 1983 through January 1987 he served as President of Tucker Anthony Incorporated. Mr. Segel also serves as a director of Litchfield Financial, Inc., Vivid and Boston Communications Group, Inc.

     Ms. Ullian has been a director of the Company since February 1996. In 1996, Ms. Ullian was appointed President and Chief Executive Officer of Boston Medical Center, the successor corporation of Boston University Medical Center Hospital. In April 1994, Ms. Ullian was appointed President and Chief Executive Officer of Boston University Medical Center Hospital. From January 1987 to March 1994, Ms. Ullian held the position of President and Chief Executive Officer of Faulkner Corporation/Faulkner Hospital. From 1984 to 1987, she was Vice President for Clinical Operations at New England Medical Center. Ms. Ullian also serves as a director of Vertex Pharmaceuticals.

Board of Directors' Meetings and Committees

     The Board of Directors met five times during the year ended September 26, 1998. Each director attended at least 75% of the meetings of the Board of Directors and each of its Committees on which they served.

     Standing committees of the Board include an Executive Committee, an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing a similar function.

     Messrs. Ellenbogen, Jacobs and Segel and Dr. Stein are currently the members of the Executive Committee. The Executive Committee did not meet formally during fiscal 1998. The Executive Committee has all the powers and authority of the Board of Directors, except those powers that may not lawfully be delegated by the Board of Directors and except those specific powers delegated by the Board of Directors to any other committee appointed by it.

     Messrs. Jacobs and Segel are currently the members of the Audit Committee. During fiscal 1998, the Audit Committee met twice with the Company's independent auditors. The Audit Committee reviews with the Company's independent auditors the scope of the audit for the year, the results of the audit when completed, the adequacy of the Company's internal control systems and financial reporting procedures, and the independent auditors' fee for services performed.

     Messrs. Jacobs and Segel, Dr. Peck and Ms. Ullian are currently the members of the Company's Compensation Committee. During fiscal 1998, the Compensation Committee met twice. The Compensation Committee determines the compensation to be paid to key officers of the Company and administers the Company's Stock Incentive Plans, Executive and Key Employee Bonus Program, Performance-Bonus Plan, 1995 Employee Stock Purchase Plan, and 401(k) Plan.

Compensation of Directors

     In fiscal 1998, each non-employee director received (i) an annual retainer of $12,000, payable $3,000 per quarter, (ii) a director's meeting fee of $1,500 for each meeting of the Board of Directors at which the director was physically present and $600 for each meeting at which the director participated by telephone and (iii) a committee meeting fee for each meeting of a committee of the Board of Directors at which the director was physically present, in the amount of $1,200 if the meeting was held on a day other than the day of the meeting of the Board of Directors and $600 if held on the same day as the meeting of the Board of Directors, but no fee if the committee meeting was held at the same time or immediately in conjunction with the meeting of the Board of Directors.

     Non-employee directors are also eligible to receive stock options pursuant to the Company's Amended and Restated 1990 Non-Employee Director Stock Option Plan (the "Director's Plan"). The Director's Plan provides that each eligible director will receive an option to purchase 10,000 shares of Common Stock at the time the director is first elected to the Board of Directors. These options become exercisable in increments of 2,000 shares over a five year period for each year that the director remains affiliated with the Company. Each director who has served as a director for a full fiscal year will be granted an option to purchase an additional 8,000 shares of Common Stock on December 15 of each year, provided he or she continues to be an eligible director, until the director has received options to purchase 44,000 additional shares. These options become exercisable in full six months after the date of grant. The exercise price for all options granted under the Director's Plan is the fair market value of the Common Stock at the time the option is granted. The exercise price may be paid in cash, with Common Stock (valued at fair market value on the date of purchase), or by a combination of cash and Common Stock. On December 15, 1997, options to purchase 8,000 shares of Common Stock, at an exercise price of $28.125 per share, were granted to each of Messrs. Jacobs and Segel and Dr. Peck and Ms. Ullian under the Director's Plan.

                                   PROPOSAL 2

                   ADOPTION OF THE 1999 EQUITY INCENTIVE PLAN


     In December, 1998, the Board of Directors adopted, subject to shareholder approval, the Company's 1999 Equity Incentive Plan (the "1999 Plan"). The purposes of the 1999 Plan are to attract and retain employees, directors, advisors and consultants, to provide an incentive for them to assist the Company to achieve long-range performance goals and to enable them to participate in the long-term growth of the Company. The following is a summary description of the 1999 Plan and is qualified in its entirety by reference to the full text of the 1999 Plan, which is attached hereto as Exhibit A.

     Under the 1999 Plan, the Company may grant (i) incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) options that are not qualified as incentive stock options ("nonqualified stock options"), (iii) stock appreciation rights either in tandem with an option or alone and unrelated to an option ("SARs"), (iv) shares of Common Stock awarded based on achieving certain performance goals ("performance shares"), (v) awards of Common Stock, including shares of Common Stock awarded without payment therefor ("award shares"), or Common Stock and other rights granted as units that are valued in whole or in part by reference to the value of the Common Stock ("stock awards") and (vi) restricted shares of Common Stock ("restricted stock").

     All employees, and in the case of awards other than incentive stock options, directors, advisors and consultants of the Company or any affiliate (as that term is defined in the 1999 Plan) capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to participate in the 1999 Plan.

     The 1999 Plan is administered by the Board of Directors of the Company, or if the Board determines, by the Compensation Committee of the Board of Directors (the "Committee"). The Committee will serve at the pleasure of the Board of Directors which can, at its sole discretion, discharge any member of the Committee, appoint additional new members in substitution for those previously appointed and/or fill vacancies regardless of how they are caused. The Board of Directors of the Company has the authority to adopt, alter and repeal administrative rules, guidelines and practices governing the operation of the 1999 Plan and to interpret provisions of the Plan. The Board of Directors may delegate, to the extent permitted by applicable law, to the Committee the power to make awards to participants and all determinations under the 1999 Plan with respect thereto.

     The maximum aggregate number of shares of Common Stock available for issuance under the 1999 Plan is 300,000 shares, plus an annual increase to be made on the first day of each fiscal year equal to the lesser of (i) 2-1/2% of the Issued Shares (as defined below) on the last day of the immediately preceding fiscal year, (ii) 500,000 shares, or (iii) an amount determined by the Board of Directors. "Issued Shares" means the number of shares of the Company's Common Stock outstanding on the last day of the immediately preceding fiscal year, plus any shares reacquired by the Company during the fiscal year that ends on that date. The shares of Common Stock available for issuance under the 1999 Plan are subject to adjustment for any stock dividend, recapitalization, stock split, stock combination or certain other corporate reorganizations. Shares issued may consist in whole or in part of authorized but unissued shares or treasury shares. Shares subject to an award that expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded will again be available for award under the 1999 Plan. The closing price of the Company's Common Stock on January 4, 1999 was $11.9375.

Stock Options

     Subject to the provisions of the 1999 Plan, the Board may award incentive stock options and nonqualified stock options and determine the number of shares to be covered by each option, the option price therefor and the conditions and limitations applicable to the exercise of the option. Each option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable award or thereafter. The Board may provide for the automatic award of an option upon the delivery of shares to the Company in payment of an option for up to the number of shares so delivered.

     The terms and conditions of incentive stock options shall be subject to and comply with Section 422 of the Code and any regulations thereunder. No incentive stock option granted under the 1999 Plan may be granted more than ten years after the effective date of the 1999 Plan and no such grant may be exercisable more than ten years from the date of grant (five years after the date of grant for incentive stock options granted to holders of more than ten percent of the Common Stock). Incentive stock options shall be granted only to employees of the Company and shall be transferable by the optionee only by the laws of descent and distribution, and shall be exercisable only by the employee during his or her lifetime.

     Nonqualified stock options may be granted at an exercise price equal to, greater than or lesser than the fair market value of the Common Stock on the date of grant, in the discretion of the Board. Incentive stock options, however, may not be granted at less than the fair market value of the Common Stock and may be granted to holders of more than ten percent of the Common Stock only at an exercise price of at least 110% of the fair market value of the Common Stock on the date of the grant.

Options Granted to Non-Employee Directors

     The 1999 Plan provides that, unless otherwise determined by the Board of Directors, each director of the Company who is not an employee of the Company shall automatically be granted a nonqualified option to acquire 25,000 shares of Common Stock as of the date he or she is first elected to the Board or, with respect to such directors serving on the Board as of the effective date of the 1999 Plan, as of the date of the Company's 1999 Annual Meeting. In each case, the option price will be the fair market value of the Common Stock on such date and the expiration date will be the tenth anniversary thereof. Each such nonqualified option will become exercisable in 20% installments beginning on January 1 of the first year after the grant date, and on January 1 of each year thereafter, until such option is fully exercisable on January 1 of the fifth year following the grant date.

     Furthermore, unless otherwise determined by the Board of Directors, each director of the Company who is not an employee of the Company and who has served as a director for six months shall automatically be granted a nonqualified option to acquire 3,000 shares of Common Stock as of January 1 of each year, beginning with January 1, 2000. The option price will be the fair market value of the Common Stock on such date and the expiration date will be the tenth anniversary thereof. These options are exercisable on and after the date that is six months after the date of grant.

     In addition, the Board may provide for such other terms and conditions of these options as it may determine, as shall be set forth in the applicable option agreements, including, without limitation, acceleration of exercise upon a change of control of the Company.

Stock Appreciation Rights

     Subject to the provisions of the 1999 Plan, the Board of Directors may award SARs in tandem with an option (at or after the award of the option) or alone and unrelated to an option. An SAR entitles the holder to receive from the Company an amount equal to the excess, if any, of the fair market value of the Common Stock over the reference price. SARs granted in tandem with an option will terminate to the extent that the related option is exercised, and the related option will terminate to the extent that the tandem SARs are exercised.

Performance Shares

     The 1999 Plan authorizes the Board of Directors to grant performance shares to participants in the form of grants of shares of Common Stock. Performance shares are earned over a period of time (a performance cycle) selected by the Board from time to time. There may be more than one performance cycle in existence at any one time and the duration of the performance cycles may differ from each other. Unless otherwise determined by the Board of Directors, the payment value of the performance shares will be equal to the fair market value of the Common Stock on the date the performance shares are earned or on the date the Board determines that the performance shares have been earned. The Board shall establish performance goals for each cycle for the purpose of determining the extent to which performance shares awarded for such cycle are earned. As soon as practicable after the end of a performance cycle, the Board shall determine the number of performance shares which have been earned on the basis of performance in relation to the established performance goals. Payment values of earned performance shares are distributed to the participant or, if the participant has died, to the beneficiary designated by the participant.

Restricted Stock

     Subject to provisions of the 1999 Plan, the Board of Directors may grant shares of restricted stock to participants, with such restricted periods and other conditions as the Board may determine and for no cash consideration or such minimum consideration as may be required by applicable law. During the restricted period, unless otherwise determined by the Board, stock certificates evidencing the restricted shares will be held by the Company and may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Board. At the expiration of the restricted period, the Company will deliver such certificates to the participant or, if the participant has died, to the beneficiary designed by the participant.

Stock Awards

     Subject to the provisions of the 1999 Plan, the Board of Directors may award stock awards, which may be designated as award shares by the Board, subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment needs, if any, as the Board shall determine. Shares of Common Stock or other rights awarded in connection with a stock award shall be issued for no cash consideration or such minimum consideration as may be required by law.

General Provisions

     Each award shall be evidenced by a written document delivered to the participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the 1999 Plan as the Board considers necessary or advisable. Each type of award may be made alone, in addition to, or in relation to any other type of award. The terms of each type of award need not be identical and the Board need not treat participants uniformly. The Board may amend, modify or terminate any outstanding award, including substituting therefor another award, changing the date of exercise or realization and converting an incentive stock option to a nonqualified stock option, provided that the participant's consent to such action shall be required unless the Board determines that the action would not materially and adversely affect the participant.

     The Board of Directors will determine whether awards granted pursuant to the 1999 Plan are settled in whole or in part in cash, Common Stock, other securities of the Company, other property or such other methods as the Board of Directors may deem appropriate. The Board may permit a participant to defer all or any portion of a payment under the 1999 Plan. In the Board's discretion, tax obligations required to be withheld in respect of an award may be paid in whole or in part in shares of common stock, including shares retained from such award. The Board will determine the effect on an award of the death, disability, retirement or other termination of employment of a participant and the extent to which and period during which the participant's legal representative, guardian or designated beneficiary may receive payment of an award or exercise rights thereunder. Except as otherwise provided by the Board, awards under the 1999 Plan are not transferable other than as designated by the participant by will or by the laws of descent and distribution.

     The Board in its discretion may take certain actions in order to preserve a participant's rights under an award in the event of a change in control of the Company, including providing for the acceleration of any time period relating to the exercise or realization of the award, providing for the cash purchase of the award or adjusting the terms of the award in order to reflect the change in control.

     The Board of Directors of the Company may amend, suspend or terminate the 1999 Plan or any portion thereof at any time; provided that no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable law, rules or regulations.

Federal Income Tax Consequences

     The following general discussion of the Federal income tax consequences of awards granted under the 1999 Plan is based upon the provisions of the Internal Revenue Code as in effect on the date hereof, current regulations thereunder and existing public and private administrative rulings of the Internal Revenue Service. This discussion is not intended to be a complete discussion of all of the Federal income tax consequences of the 1999 Plan or of all of the requirements that must be met in order to qualify for the tax treatment described herein. Changes in the law and regulations may modify the discussion, and in some cases the changes may be retroactive. No information is provided as to state tax laws. The 1999 Plan is not qualified under Section 401 of the Code, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The tax treatment of each kind of award under the 1999 Plan is as follows:

     Nonqualified Stock Options. An option holder will not recognize any taxable income upon the grant of a nonqualified option under the 1999 Plan. Generally, an option holder recognizes ordinary taxable income at the time a nonqualified option is exercised in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price.

     However, if (a) the Company imposes restrictions on the shares which do not permit the recipient to transfer the shares to others and which require the recipient to return the shares to the Company at less than fair market value upon termination of employment (a "risk of forfeiture"), or (b) the recipient is an officer or director of the Company subject to Section 16(b) of the Securities Exchange Act of 1934, as amended ("Section 16(b)") then, upon their sale of shares of Common Stock, the date on which taxable income (if any) is recognized (the "Recognition Date") will be the date on which the stock becomes "freely transferable" or not subject to risk of forfeiture. In this circumstance, the option holder will generally recognize ordinary taxable income on the Recognition Date in an amount equal to the excess of the fair market value of the shares at that time over the exercise price.

     Despite this general rule, if the Recognition Date is after the date of exercise, then the option holder may make an election pursuant to Section 83(b) of the Code. In this case, the option holder will recognize ordinary taxable income at the time the option is exercised and not on the later date. In order to be effective, the Section 83(b) election must be filed with the Company and the Internal Revenue Service within 30 days of exercise.

     The Company will generally be entitled to a compensation deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the option holder, provided the Company reports the income on a form W-2 or 1099, whichever is applicable, that is timely provided to the option holder and filed with the IRS.

     When an option holder subsequently disposes of the shares of Common Stock received upon exercise of a nonqualified option, he or she will recognize long-term or short-term capital gain or loss (depending upon the holding period), in an amount equal to the difference between the sale price and the fair market value on the date on which the option holder recognized ordinary taxable income as a result of the exercise of the nonqualified option.

     An option holder who pays the exercise price for a nonqualified option, in whole or in part, by delivering shares of Common Stock already owned by him or her will recognize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above.

     Incentive Stock Options. An option holder generally will not recognize taxable income upon either the grant or the exercise of an incentive stock
option.   However, under certain circumstances, there may be alternative minimum tax or other tax consequences, as discussed below.

     An option holder will recognize taxable income upon the disposition of the shares received upon exercise of an incentive stock option. Any gain recognized upon a disposition that is not a "disqualifying disposition" will be taxable as long-term capital gain. A "disqualifying disposition" means any disposition of shares acquired on the exercise of an incentive stock option within two years of the date the option was granted or within one year of the date the shares were issued to the option holder. The use of shares acquired pursuant to the exercise of an incentive stock option to pay the option price under another incentive stock option is treated as a disposition for this purpose. In general, if an option holder makes a disqualifying disposition, an amount equal to the excess of (a) the lesser of (i) the fair market value of the shares on the date of exercise or (ii) the amount actually realized over (b) the option exercise price, will be taxable as ordinary income and the balance of the gain recognized, if any, will be taxable as either long-term or short-term capital gain, depending on the optionee's holding period for the shares. In the case of a gift or certain other transfers, the amount of ordinary income taxable to the optionee is not limited to the amount of gain which would be recognized in the case of a sale. Instead, it is equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price.

     As noted previously, the tax result may change if (a) the Company imposes restrictions on the shares which do not permit the recipient to transfer the shares to others and which require the recipient to return the shares to the Company at less than fair market value upon termination of employment, or (b) the recipient is an officer or director of the Company subject to Section 16(b). In the case of a disqualifying disposition of shares acquired pursuant to the exercise of such an incentive stock option, the date on which the fair market value of the shares is determined will be postponed, and the tax consequences will be similar to the treatment that applies to shares acquired pursuant to options granted under the 1999 Plan, including the ability to make a Section 83(b) election.

     In general, in the year an incentive stock option is exercised, the holder must include the excess of the fair market value of the shares issued upon exercise over the exercise price in the calculation of alternative minimum taxable income. The application of the alternative minimum tax rules for an option holder subject to Section 16(b) or who receives shares that are not "substantially vested" are more complex and may depend upon whether the holder makes a Section 83(b) election, as described above.

     The Company will not be entitled to any deduction with respect to the grant or exercise of an incentive stock option provided the holder does not make a disqualifying disposition. If the option holder does make a disqualifying disposition, the Company will generally be entitled to a deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the holder, provided the Company reports the income on a form W-2 that is timely provided to the option holder and filed with the IRS.

     Stock Appreciation Rights. A recipient of an SAR will not be considered to receive any income at the time an SAR is granted, nor will the Company be entitled to a deduction at that time. Upon the exercise of an SAR, the holder will have ordinary income equal to the cash received upon the exercise. At that time, the Company will be entitled to a tax deduction equal to the amount of ordinary income realized by the holder.

     Restricted Stock and Performance Shares. The recipient of restricted stock or performance shares will be treated in the same manner as a person who has exercised a nonqualified stock option, as described above, for which the Company has imposed restrictions on the shares received, and for which the exercise price is either zero or a nominal amount. In general, this means that the holder may either wait until the restrictions have elapsed (or the performance goals have been met), and then pay tax at ordinary income tax rates, based upon the fair market value of the shares at that time, or he or she can file a
Section 83(b) election, and pay tax based on the fair market value of the shares at the time they are received. Again, the Company will get a deduction that corresponds to the income recognized by the recipient. If a recipient makes a
Section 83(b) election but later forfeits some or all of the shares as to which the election was made, he or she will not be entitled to a deduction or other reduction related to the income previously recognized.

     Stock Awards. A person who receives a stock award that includes Common Stock will be treated, with regard to such Common Stock, in the same manner as a person who has exercised a nonqualified stock option, as described above. In general, this means that the holder will have taxable income at the time the shares are received if they are not subject to restrictions, or as described in the preceding paragraph for restricted stock, if they are subject to restrictions. The tax treatment of a stock award that consists of other rights will depend on the provisions of the award. It may be immediately taxable if there are no restrictions on the receipt of the cash or other property that the stock award represents, or the tax consequences may be deferred if the receipt of cash or other property for the stock award is restricted, or subject to vesting or performance goals. In those situations in which a participant receives property subject to restrictions, the participant may wish to make a
Section 83(b) election, as described above. At the time that the holder of the stock award has ordinary income, the Company will be entitled to a tax deduction equal to the amount of ordinary income realized by the holder.

     An affirmative vote by the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote on the matter represented in person or by proxy at the Annual Meeting is required to approve the 1999 Plan.

The Board of Directors recommends that shareholders vote "FOR" this proposal.


                                   PROPOSAL 3


         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors recommends that the stockholders ratify the selection of Arthur Andersen LLP as independent public accountants to examine the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending September 25, 1999. Arthur Andersen LLP has audited the Company's financial statements annually since 1986, and the Board of Directors believes it is desirable and in the best interests of the Company to continue employment of that firm. The affirmative vote of a majority of the Company's Common Stock present in person or represented by proxy is required to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants. Action by stockholders is not required by law in the appointment of independent public accountants, but their appointment is submitted by the Board of Directors in order to give the stockholders a voice in the designation of accountants. If the appointment is not ratified by the stockholders, the Board of Directors will reconsider its choice of Arthur Andersen LLP as the Company's independent public accountants.

     A representative of Arthur Andersen LLP will be present at the meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

                               OTHER INFORMATION

     SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as of January 4, 1999 with respect to the beneficial ownership of the Company's Common Stock of each director, each nominee for director, each named executive officer in the Summary Compensation Table under "Executive Compensation", below, all executive officers and directors as a group, and each person known by the Company to be the beneficial owner of 5% or more of the Company's Common Stock. This information is based upon information received from or on behalf of the named individuals.

                                                    BENEFICIAL OWNERSHIP (1)
                                                    ------------------------
                    NAME OF                          NUMBER      PERCENT OF
                 BENEFICIAL OWNER                  OF  SHARES  COMMON SHARES
-------------------------------------------------  ----------  --------------
S. David Ellenbogen (2)                              552,082        4.1%
Jay A. Stein (3)                                     391,309        2.9%
Steve L. Nakashige (4)                               152,723        1.1%
Jean Chaintreuil (4)                                  21,332         *
Mark A. Duerst (4)                                    54,164         *
Glenn P. Muir (4)                                     93,369         *
Irwin Jacobs (4)                                      40,000         *
William A. Peck (4)                                   22,000         *
Gerald Segel (4)                                      36,000         *
Elaine Ullian (4)                                     22,000         *
All directors and executive officers as a group
(10 persons)(4)                                    1,384,979        9.8%
---------------------

*  Less than one percent.

(1) Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed.

(2) Includes (i) 48,110 shares held by, or in trust for, Mr. Ellenbogen's children and grandchildren and (ii) 7,150 shares held by Mr. Ellenbogen as trustee, all of which shares Mr. Ellenbogen disclaims beneficial ownership. Also includes options to purchase 119,996 shares of Common Stock which are exercisable within 60 days after January 4, 1999.

(3) Includes (i) 7,230 shares held by, or in trust, for Dr. Stein's children and (ii) 23,170 shares held by Dr. Stein as trustee or custodian, all of which shares Dr. Stein disclaims beneficial ownership. Also includes options to purchase 115,996 shares of Common Stock which are exercisable within 60 days after January 4, 1999.

(4) Includes the following shares subject to options which are exercisable within 60 days after January 4, 1999: Mr. Nakashige - 146,332; Mr. Chaintreuil - 21,332; Mr. Duerst 54,164; Mr. Muir - 85,332; Mr. Jacobs - 40,000; Dr. Peck - 22,000; Mr. Segel - 36,000; Ms. Ullian - 22,000; and all
     directors and executive officers as a group  663,152.

                               EXECUTIVE OFFICERS

          The names of the executive officers of the Company who are not directors of the Company, and certain biographical information furnished by them, are set forth below:

NAME                AGE                  TITLE
------------------  ---  -------------------------------------

Jean Chaintreuil     43  Vice President of European Operations
Mark A. Duerst       42  Vice President of Sales
Glenn P. Muir        39  Vice President of Finance and
                         Treasurer

          Executive officers are chosen by and serve at the discretion of the Board of Directors of the Company.

          Mr. Chaintreuil has served as Vice President of European Operations of the Company since February 1993. Mr. Chaintreuil has held the position of President, Hologic Europe since joining the Company in October 1991. From 1986 to 1991, Mr. Chaintreuil held a variety of positions with General Electric/C.G.R., including International Marketing Manager for mammography and stand-alone products and Regional Sales and Service Manager for the Paris and west France Territory.

          Mr. Duerst has served as Vice President of Sales since September 1994. Prior to that, Mr. Duerst held the position of Director of North American Sales since 1990 and the position of Central Regional Sales Manager since joining the Company in 1989. From 1988 to 1989, Mr. Duerst was an independent marketing and sales consultant and from 1983 to 1987 he was Director of Sales and Marketing of Lunar Corporation.

          Mr. Muir, a Certified Public Accountant, has served as Vice President of Finance and Treasurer of the Company since February 1992. Prior to that, Mr. Muir held the position of Controller since joining the Company in October 1988. From 1986 to 1988, Mr. Muir was Vice President of Finance and Administration and Chief Financial Officer of Metallon Engineered Materials Corp., a manufacturer of composite materials. Mr. Muir received an MBA from the Harvard Graduate School of Business Administration in 1986. Mr. Muir also serves as director of Vivid Technologies, Inc.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

          The following table sets forth information concerning the compensation during the last three fiscal years of the Company's Chief Executive Officer and the four other most highly compensated executive officers whose annual salary and bonus exceeded $100,000 for services in all capacities to the Company during the last fiscal year (the "named executive officers").

                                                               Long-Term Compensation
                                                               ----------------------
Name and                Fiscal   Annual Compensation   Restricted Stock     Securities Underlying           All Other
Principal Position       Year    Salary($)  Bonus ($)   Awards ($)(1)              Options  (#)         Compensation ($)(2)
---------------------  --------  --------------------  -----------------  -------------------------     -------------------

S. David Ellenbogen      1998    $216,945   $150,000        $ 75,000                20,000                     $3,500
Chairman and CEO         1997    $201,382   $150,000           ---                  25,000                     $3,325
                         1996    $179,822   $180,000           ---                    ---                      $3,325

Steve L. Nakashige       1998    $174,407   $ 75,000        $ 75,000                20,000                     $3,500
President and COO        1997    $152,441   $ 75,000           ---                  20,000                     $3,325
                         1996    $153,283   $100,000           ---                    ---                      $3,325

Jean Chaintreuil         1998    $244,574   $ 15,000           ---                  10,000                       ---
Vice President           1997    $242,031   $ 15,000           ---                  15,000                       ---
European Operations      1996    $227,671   $ 20,000           ---                    ---                        ---

Mark A. Duerst           1998    $235,347   $ 25,000           ---                  10,000                     $3,500
Vice President           1997    $197,909   $ 35,000           ---                  15,000                     $3,325
Sales and Marketing      1996    $199,252   $ 20,000           ---                    ---                      $3,223

Glenn P. Muir            1998    $159,949   $ 75,000        $75,000                 20,000                     $3,746
Vice President           1997    $145,104   $ 75,000           ---                  20,000                     $3,541
Finance                  1996    $143,784   $100,000           ---                    ---                      $4,019
------------------

(1) Represents 2,913 restricted shares of Common Stock granted to each of Messrs. Ellenbogen, Nakashige and Muir. The amounts reported in this column represent the fair market value of restricted shares of Common Stock granted on November 14, 1997, calculated as of the grant date. The underlying shares may be repurchased by the Company under certain circumstances before November 14, 1999. At September 26, 1998, the aggregate number of restricted shares and fair market value of such shares on that date held by the respective named executive officers was as follows: Mr. Ellenbogen 2,913 shares with an aggregate fair market value of $37,505; Mr. Nakashige 2,913 shares with an aggregate fair market value of $37,505; and Mr. Muir 2,913 shares with an aggregate fair market value of $37,505. Dividends, if any, paid to holders of the Company's Common Stock would also be paid to holders of restricted shares.

(2) The amounts reported in this column consist of the Company's matching contribution under its 401(k) Profit-Sharing Plan.

Stock Option Grants in Last Fiscal Year

  The following table sets forth the stock options granted to the Company's named executive officers during the fiscal year ended September 26, 1998.

                                                                                                       Potential Realizable Value
                                                     Individual Grants                                  at Assumed Annual Rates
                             -----------------------------------------------------------------        of Stock Price Appreciation
                                  Number of          % of Total                                            for Option Term (3)
                                 Securities        Options Granted    Exercise                        ----------------------------
                             Underlying Options      to Employees       Price       Expiration
Name                           Granted (#) (1)      in Fiscal Year   ($/share)(2)      Date               5% ($)        10% ($)
---------------------------  -------------------   ---------------  ------------   -----------           --------      --------
S.D. Ellenbogen                    20,000                 5%           $28.125       12/15/07            $353,753      $896,480

S. Nakashige                       20,000                 5%           $28.125       12/15/07            $353,753      $896,480

J. Chaintreuil                     10,000                 3%           $28.125       12/15/07            $176,877      $448,240

M. Duerst                          10,000                 3%           $28.125       12/15/07            $176,877      $448,240

G. Muir                            20,000                 5%           $28.125       12/15/07            $353,753      $896,480
-------------

(1) Options vest at the rate of 20% per year, beginning on December 15, 1998. The options were granted under the Company's 1995 Combination Stock Option Plan.

(2) The exercise price is equal to the fair market value of the stock on the date of grant.

(3) The 5% and 10% assumed rates of annual compounded stock price appreciation are set forth in the rules of the SEC and do not represent the Company's estimate or projection of future Common Stock prices.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
Values

  The following table sets forth certain information regarding the exercise of stock options during the fiscal year ended September 26, 1998 and the fiscal year-end value of unexercised options for the Company's named executive officers.

                                                                             Number of
                                                                       Securities Underlying                Value of Unexercised
                                                                       Unexercised Options                 In-the-Money Options at
                            Shares Acquired     Value                 at Fiscal Year-End (#)                Fiscal Year-End ($)(2)
Name                          on Exercise     Realized ($)(1)       Exercisable / Unexercisable           Exercisable/Unexercisable
----------------------     ----------------   --------------        ---------------------------           -------------------------
S. D. Ellenbogen                 ---                ---                 115,996  /  52,004                  $  685,107  /  $59,644
S. Nakashige                     ---                ---                 142,332  /  42,668                  $1,050,411  /  $30,840
J. Chaintreuil                   ---                ---                  19,332  /  23,668                  $   21,000  /  $  ---
M. Duerst                      40,000            $804,100                48,164  /  29,336                  $  261,684  /  $59,179
G. Muir                          ---                ---                  81,332  /  44,668                  $  480,786  /  $44,215
-------------------

(1) The amount "realized" reflects the appreciation on the date of exercise (based on the excess of the fair market value of the shares on the date of exercise over the exercise price). However, because the executive officers may keep the shares they acquired upon the exercise of the options (or sell them at a different price), these amounts do not necessarily reflect cash realized upon the sale of those shares.

(2) Based upon the $12.875 closing market price of the Company's Common Stock as reported on the Nasdaq National Market System on September 26, 1998 minus the respective option exercise price.

Executive Bonus Program

  The Compensation Committee of the Board of Directors approved an Executive and Key Employee Bonus Program for fiscal 1999 under which executive officers, senior management and key contributors selected by the Compensation Committee may be eligible for cash bonuses, awarded at the discretion of the Compensation Committee, to be paid in the first quarter of fiscal 2000. Under this program, if pre-tax profits exceed $15,000,000, a bonus pool is expected to be created equal to up to 5% of the Company's pre-tax profits. No bonus pool is expected to be created if the Company's pre-tax profits do not exceed $15,000,000. For fiscal 1998, bonuses of $728,500 were granted under a similar program approved for that year.

Severance Agreements

  Severance agreements are in effect between the Company and each of the Named Executive Officers. The agreements are intended to encourage the executives to continue to carry on their duties in the event of a change of control of the Company. Under the terms of these agreements, if termination of an executive's employment occurs within the three-year period following a change of control of the Company and such termination is by the Company (or its successor) other than for cause or disability or by the executive for good reason (each as defined in the agreement), each executive will be entitled to receive, among other things, in a lump sum in cash: (i) the executive's accrued salary; (ii) a pro rata portion of such executive's highest annual bonus; (iii) if the executive has remained employed for one year following the change of control, a special bonus equal to the sum of the executive's annual salary and highest annual bonus; and
(iv) a severance amount equal to $1.00 less than the executive's base amount (as defined in the tax code), multiplied by three. In addition, all unvested stock options or stock appreciation rights held by the executive shall be immediately exercisable for a one year period following the executive's termination date. The severance agreements confer no benefits prior to a change of control. In the event that any payments received by the executives in connection with a change of control are subject to the excise tax imposed upon certain change of control payments under federal tax laws or would be nondeductible to the Company under such laws, the agreements provide for a reduction in the amount to be paid to the executive to an amount which is one dollar less than the maximum that can be paid without subjecting the payments to such excise tax or resulting in such payments being nondeductible to the Company.

Compensation Committee Interlocks and Insider Participation

  Decisions regarding executive compensation are made by the Company's Compensation Committee of the Board of Directors, which is composed of Irwin Jacobs, William A. Peck, Gerald Segel and Elaine Ullian. The Compensation Committee also administers the Company's Stock Incentive Plans, Executive and Key Employee Bonus Program, Performance - Bonus Plan, and 401(k) Plan. None of the members of the Compensation Committee has ever been an officer or employee of the Company or any of its subsidiaries. Glenn P. Muir, the Vice President of Finance and Treasurer of the Company, serves on the Board of Directors and the Compensation Committee of Vivid. S. David Ellenbogen, the Chairman of the Board and Chief Executive Officer of the Company, and Jay A. Stein, the Senior Vice President, Chief Technical Officer and a director of the Company, are executive officers of Vivid. See "Certain Transactions".

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors, consisting entirely of independent non-management directors, approves all policies under which compensation is paid or awarded to the Company's executive officers. The Committee is comprised of Messrs. Jacobs, Peck and Segel and Ms. Ullian.

Hologic's Compensation Philosophy and Plan

  The Company's executive compensation program is designed to attract and retain superior executive talent, to provide incentives and rewards to executive officers who will contribute to the long-term success of Hologic and to closely align the interests of executives with those of Hologic's stockholders.

  The Committee reviews the Company's executive compensation program through the application of the subjective business judgment of each of its members and through an informal survey of executive compensation programs of peer companies. The Compensation Committee does not use a quantitative method or use a mathematical formula to set any element of compensation for a particular executive officer. The Compensation Committee uses discretion and considers all elements of an executive's compensation package when setting each portion of compensation which is based upon corporate performance and individual initiatives and performance. The principle elements of the Company's executive compensation program consist of: (i) base annual salary, (ii) executive bonus program and (iii) equity awards.

Base Annual Salaries. Base annual salaries for executive officers are initially determined by evaluating the responsibilities of the position and the experience and knowledge of the individual. Also taken into consideration is the competitiveness of the marketplace for executive talent, including a comparison of base annual salaries for comparable positions at peer companies. Individual adjustments are made at the discretion of the Compensation Committee, taking into consideration factors such as the Company's performance and the Compensation Committee's subjective perception of the individual's performance.

Executive Bonus Program.   The Company maintains an Executive Bonus Program
which provides for a bonus pool to be established for executive officers, senior management and key contributors of the Company based upon the amount by which the Company's pre-tax profits exceed certain specified targets for a fiscal year. Bonuses from this pool are allocated among the executive officers and other eligible employees at the discretion of the Compensation Committee, based upon the Compensation Committee's subjective determination of the participant's performance during the year. For Fiscal 1998, bonuses aggregating $728,500 were granted under the Executive Bonus Program. The 1998 program was based upon pre-tax profits exceeding $15,000,000, with up to 5% of the pre-tax profits
available to fund the bonus pool.   See "Compensation of Executive Officers --
Summary Compensation Table" and "-- Executive Bonus Program".

Equity Awards. The third component of executive officers' compensation are equity awards in the form of stock options and restricted stock grants.

  Stock options and restricted stock grants are designed to align the interests of the executive with those of the stockholders. Stock options are granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. These options generally vest at the rate of 20% or 25% per year, with the first installment vesting either at the end of one or two years, respectively, from the date of employment (for options granted upon initial employment) or the date of grant and are exercisable within ten years from the date of grant. The restricted stock grants are awards of shares of common stock.

These awards are generally subject to repurchase by the Company for a two year period from the date of grant. The size of individual option and stock grants are based upon the Committee's subjective review of the job responsibility and individual contribution to the Company's success. Previous option and stock grants are considered when awards are determined. These equity awards are designed to provide incentives for the creation of long-term value for the Company's stockholders.

Compensation of the Chief Executive Officer

  In January 1998, Mr. Ellenbogen's base salary was increased to $220,000 from $200,000, which the Committee considers to be comparable to the salaries of chief executive officers of peer companies based on the Committee's informal survey of executive compensation at peer companies. In fiscal 1998, Mr. Ellenbogen also received a bonus of $150,000. The bonus represented the amount of the fiscal 1998 bonus pool under the Company's Executive Bonus Program allocated to Mr. Ellenbogen by the Compensation Committee. This allocation reflects the Compensation Committee's subjective judgment that Mr. Ellenbogen's efforts contributed significantly to the Company's success during fiscal 1998. In fiscal 1998, Mr. Ellenbogen also received 2,913 restricted shares of common stock which may be repurchased by the Company under certain circumstances before November, 1999. In fiscal 1998, Mr. Ellenbogen was instrumental in, among other things, the Company achieving record sales.

Conclusion

  Through these programs, a significant portion of the Company's executive compensation is linked directly to individual and Company performance in pursuance of strategic goals as well as stock price appreciation. The Compensation Committee intends to continue the policy of linking executive compensation to Company performance and stockholder return, recognizing however, that fluctuations in the operating results of the business may result over time.

  The Compensation Committee

  Irwin Jacobs
  William A. Peck
  Gerald Segel
  Elaine Ullian

                               PERFORMANCE GRAPH

     The following Performance Graph compares the yearly percentage change in the Company's cumulative total shareholder return on the Company's Common Stock for the period from September 25, 1993 through September 26, 1998, based upon the market price of the Company's Common Stock, with the cumulative total return on the Standard and Poor's 500 Stock Index (the "S&P 500") and the Standard and Poor's Medical Products and Supplies Index (the "S&P Medical Products") for that period. The Performance Graph assumes the investment of $100 on September 25, 1993 in the Company's Common Stock, the S&P 500 and the S&P Medical Products, and the reinvestment of any and all dividends.


Cumulative Total Return

                 September  September  September  September  September  September
                    1993       1994       1995       1996       1997       1998
                 ---------  ---------  ---------  ---------  ---------  ---------
Hologic, Inc.      $ 100      $ 359      $ 575      $1,363     $1,281     $ 644
S&P 500            $ 100      $ 104      $ 135      $  162     $  227     $ 248
S&P Medical
  Products         $ 100      $ 128      $ 207      $ 249      $  307     $ 371


                              CERTAIN TRANSACTIONS

     For the fiscal year ended September 26, 1998, the following transactions occurred which involved more than $60,000 between the Company and any director, executive officer, five percent (5%) beneficial owner of the Company's Common Stock or any member of the immediate family of any of the foregoing persons.

Vivid Technologies, Inc.

     In June 1989, the Company granted an exclusive perpetual license to use certain patent rights and technology to Vivid Technologies, Inc. for the development, manufacture and sale of X-ray screening security systems for explosives, drugs, currency and other contraband (subject to termination by either party for certain defaults). In September 1996, this license was amended to grant Vivid a nonexclusive license to use these patents and technology for the development, manufacture and sale of X-ray-based products capable of being used for process control applications in the food and beverage industries. Mr. Ellenbogen and Dr. Stein are directors of Vivid and hold similar offices in Vivid as they do in the Company. Mr. Ellenbogen and Dr. Stein collectively beneficially own approximately 12% of the outstanding voting stock of Vivid.

     Under the license agreement, Vivid is required to pay the Company royalties of 5% of the first $50 million of net sales of screening security systems using the Company's technology, and 3% of net sales in excess of $50 million, up to a maximum of $200 million of net sales of these products. Vivid is also required to pay royalties of 3% up to a maximum of $200 million of net sales of products covered by the nonexclusive license for food and beverage process control. The maximum aggregate royalties payable by Vivid to the Company under this exclusive arrangement are $7 million, and under the nonexclusive arrangement, are $6 million. In fiscal 1998, Vivid paid the Company royalties of approximately $1,070,000 under the license agreement, on aggregate sales through fiscal 1998 of approximately $118 million.

     Under a management agreement, the Company provided Vivid with the part-time management services of Mr. Ellenbogen and Dr. Stein. Under this arrangement, Vivid was required to pay the Company its proportionate share of the Company's salary of the employees rendering services to Vivid. Currently, the payments made under this arrangement are Vivid's proportionate share of Mr. Ellenbogen's and Dr. Stein's compensation. Under this arrangement, no compensation is paid by Vivid to any of the Company's employees. The management agreement may be terminated by either party on six month's written notice. For the fiscal year ended September 26, 1998, Vivid was charged approximately $140,000 by the Company for services rendered under the agreement. In December 1998, Vivid paid the Company a $50,000 bonus for the management services provided in fiscal 1998. The Company estimates that Mr. Ellenbogen and Dr. Stein have typically devoted approximately sixteen and eight hours per week, respectively, on matters involving Vivid.


                            SECTION 16(a) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission ("SEC"). Specific filing deadlines of these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates during the fiscal year ended September 26, 1998. To the best of the Company's knowledge, all of these filing requirements have been satisfied. In making this statement, the Company has relied solely on written representations of its directors and executive officers and any ten percent stockholders and copies of the reports that they filed with the SEC.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Incorporation by Reference

     To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Report of the Compensation Committee on Executive Compensation" and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

                     FINANCIAL MATTERS AND FORM 10-K REPORT

     The Company's annual report for the fiscal year ended September 26, 1998, is being mailed with this proxy statement to stockholders entitled to notice of the meeting. The consolidated financial statements, unaudited selected quarterly data and management's discussion and analysis of financial condition and results of operations included in the annual report are incorporated by reference herein.

     THE COMPANY WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF AN ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO INVESTOR RELATIONS, HOLOGIC, INC., 35 CROSBY DRIVE, BEDFORD, MASSACHUSETTS 01730.

                                 VOTING PROXIES

     The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors' recommendations.

                                             By order of the Board of Directors


                                             Lawrence M. Levy, Secretary


Bedford, Massachusetts
January 18, 1999

                                   EXHIBIT A.

                                 HOLOGIC, INC.

                           1999 EQUITY INCENTIVE PLAN

Section 1.  Purpose
            -------

     The purpose of the Hologic, Inc. 1999 Equity Incentive Plan (the "Plan") is to attract and retain employees, directors, advisors and consultants, to provide an incentive for them to assist Hologic, Inc. (the "Corporation") to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Corporation.

Section 2.  Definitions
            -----------

(a) "Affiliate" means any business entity in which the Corporation owns directly or indirectly 50% or more of the total combined voting power or has a significant financial interest as determined by the Committee.

(b) "Annual Meeting" means the annual meeting of shareholders or special meeting in lieu of annual meeting of shareholders at which one or more directors are elected.

(c) "Award" means any Option, Stock Appreciation Right, Performance Share, Restricted Stock, or Stock Award awarded under the Plan.

(d) "Award Share" means a share of Common Stock awarded to an employee, director, advisor or consultant without payment therefor.

(e)  "Board" means the Board of Directors of the Corporation.

(f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(g) "Committee" means the Compensation Committee of the Board, or such other committee of not less than two members of the Board appointed by the Board to administer the Plan, provided that the members of such Committee must be Non-Employee Directors as defined in Rule 16b-3(b) promulgated under the Securities Exchange Act of 1934, as amended.

(h) "Common Stock" or "Stock" means the Common Stock, par value $.01 per share, of the Corporation.

(i)  "Corporation" means Hologic, Inc.

(j) "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

(k) "Eligible Director" means each director of the Corporation who is not then an employee of the Corporation or affiliated with any holder of more than 5% of the outstanding voting stock of the Corporation.

(l) "Fair Market Value" means, with respect to Common Stock, the last sale price of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or on a national securities exchange on which the Common Stock may be traded on the date of the granting of the Award, or if such date is not a business day, the first business day preceding such grant. If the Common Stock is not publicly traded, the fair market value shall mean the fair market value of the Common Stock as determined by the Board of Directors.

(m) "Incentive Stock Option" means an option to purchase shares of Common Stock, awarded to a Participant under Section 6, which is intended to meet the requirements of Section 422 of the Code or any successor provision.

(n) "Nonqualified Stock Option" means an option to purchase shares of Common Stock, awarded to a Participant under Section 6 or Section 11, which is not intended to be an Incentive Stock Option.

(o)  "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

(p) "Participant" means a person selected by the Board to receive an Award under the Plan.

(q) "Performance Cycle" or "Cycle" means the period of time selected by the Board during which performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

(r) "Performance Shares" mean shares of Common Stock which may be earned by the achievement of performance goals, awarded to a Participant under Section 8.

(s) "Restricted Period" means the period of time selected by the Board during which an award of Restricted Stock may be forfeited to the Corporation.

(t) "Restricted Stock" means shares of Common Stock subject to forfeiture, awarded to a Participant under Section 9.

(u) "Stock Appreciation Right" or "SAR" means a right to receive any excess in value of shares of Common Stock over the reference price, awarded to a Participant under Section 7.

(v) "Stock Award" means an award of Common Stock, including an Award Share, or an award of Common Stock and other rights granted as units that are valued in whole or in part by reference to, or otherwise based on, the value of Common Stock, awarded to a Participant under Section 10.


Section 3.  Administration
            --------------

     The Plan shall be administered by the Board, or if the Board so determines, by the Committee. The Committee shall serve at the pleasure of the Board, which may from time to time, and in its sole discretion, discharge any member, appoint additional new members in substitution for those previously appointed and/or fill vacancies however caused. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which
a quorum is present shall be deemed the action of the Committee.   The Board,
including the Committee, shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Board's decisions shall be final and binding. To the extent permitted by applicable law, the Board may delegate to the Committee the power to make Awards to Participants and all determinations under the Plan with respect thereto. Administration of the automatic option grant provisions of the Plan shall be self-executing in accordance with the provisions of Section 11 hereof, and neither the Board or the Committee shall exercise any discretionary functions with respect to the Option grants made pursuant to those provisions of the Plan, except in the event that the Board approves the grant of Awards in addition to, or in substitution for, those provided for in Section 11.

Section 4.  Eligibility
            -----------

     All employees and, in the case of Awards other than Incentive Stock Options, directors, advisors and consultants of the Corporation or any Affiliate capable of contributing significantly to the successful performance of the Corporation, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan.

Section 5.  Stock Available for Awards
            --------------------------

(a) Subject to adjustment under subsection (b), the maximum aggregate number of shares of Common Stock available for issuance under the Plan is 300,000 shares, plus an annual increase to be made on the first day of each fiscal year equal to the lesser of (a) 2 1/2% of the Issued Shares (as defined below) on the last day of the immediately preceding fiscal year, (b) 500,000 shares, or (c) an amount determined by the Board. "Issued Shares" shall mean the number of shares of Common Stock of the Company outstanding on the last day of the immediately preceding fiscal year, plus any shares reacquired by the Company during the fiscal year that ends on such date.
     If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded, including without limitation the surrender of shares in payment for the Award or any tax obligation thereon, the shares subject to such Award or so surrendered, as the case may be, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan, subject, however, in the case of Incentive Stock Options, to any limitation required under the Code. Common Stock issued through the assumption or substitution of outstanding grants from an acquired corporation shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) In the event that the Board determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Board, subject, in the case of Incentive Stock Options, to any limitation required under the Code, shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, (iii) the number and kind of shares for which automatic option grants are to be made pursuant to Section 11 hereof, and (iv) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Board may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.


Section 6.  Stock Options
            -------------

(a) Subject to the provisions of the Plan, the Board may award Incentive Stock Options and Nonqualified Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with
     Section 422 of the Code, or any successor provision, and any regulations thereunder.

(b) The Board shall establish the option price at the time each Option is awarded.

(c) Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Award or thereafter. The Board may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Corporation. Such payment may be made in whole or in part in cash or, to the extent permitted by the Board at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the optionholder, including Restricted Stock, provided, however, that the optionholder must have owned at least such number of shares for at least six months, valued at their Fair Market Value on the date of delivery, by the reduction of the shares of Common Stock that the optionholder would be entitled to receive upon exercise of the Option provided, however, that the optionholder must have owned at least the number of shares by which the Common Stock is being reduced for at least six months, such shares to be valued at their Fair Market Value on the date of exercise, less their option price (a so-called "cashless exercise"), or such other lawful consideration as the Board may determine. In addition, to the extent permitted by the Board, an optionholder may engage in a successive exchange (or series of exchanges) in which the shares of Common Stock that such optionholder is entitled to receive upon the exercise of an Option may be simultaneously utilized as payment for the exercise of an additional Option or Options, provided, however, that the optionholder must have owned at least the number of shares to be used as payment for at least six months.

(e) The Board may provide for the automatic award of an Option upon the delivery of shares to the Corporation in payment of an Option for up to the number of shares so delivered.

(f) In the case of Incentive Stock Options the following additional conditions shall apply to the extent required under Section 422 of the Code for the options to qualify as Incentive Stock Options:


     (i) Such options shall be granted only to employees of the Corporation, and shall not be granted to any person who owns stock that possesses more than ten percent of the total combined voting power of all classes of stock of the Corporation or of its parent or subsidiary corporation (as those terms are defined in Section 422(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder), unless, at the time of such grant, the exercise price of such option is at least 110% of the fair market value of the stock that is subject to such option and the option shall not be exercisable more than five years after the date of grant;

     (ii) The option price with respect to Incentive Stock Options shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award.

     (iii) Such options shall, by their terms, be transferable by the optionholder only by the laws of descent and distribution, and shall be exercisable only by such optionholder during his lifetime.

     (iv) Such options shall not be granted more than ten years from the effective date of the Plan and shall not be exercisable more than ten years from the date of grant.

     (v) To the extent that the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options (determined without regard to this section) are exercisable for the first time by any employee Participant during any calendar year exceeds $100,000 (or such other amount as may be proscribed by the Code), such Incentive Stock Options shall be treated as options which are not Incentive Stock Options.

Section 7.  Stock Appreciation Rights
            -------------------------

     Subject to the provisions of the Plan, the Board may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised.

Section 8.  Performance Shares
            ------------------

(a) Subject to the provisions of the Plan, the Board may award Performance Shares and determine the number of such shares for each Performance Cycle and the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. Unless otherwise determined by the Board, the payment value of Performance Shares shall be equal to the Fair Market Value of the Common Stock on the date the Performance Shares are earned or, in the discretion of the Board, on the date the Board determines that the Performance Shares have been earned.

(b) The Board shall establish performance goals for each Cycle, for the purpose of determining the extent to which Performance Shares awarded for such Cycle are earned, on the basis of such criteria and to accomplish such objectives as the Board may from time to time select. During any Cycle, the Board may adjust the performance goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Corporation, changes in applicable tax laws or accounting principles, or such other factors as the Board may determine.

(c) As soon as practicable after the end of a Performance Cycle, the Board shall determine the number of Performance Shares which have been earned on the basis of performance in relation to the established performance goals. The payment values of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant's Designated Beneficiary, as soon as practicable thereafter. The Board shall determine, at or after the time of award, whether payment values will be settled in whole or in part in cash or other property, including Common Stock or Awards.


Section 9.  Restricted Stock
            ----------------

(a) Subject to the provisions of the Plan, the Board may award shares of Restricted Stock and determine the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to the Corporation and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

(b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Board, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Board may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Corporation. At the expiration of the Restricted Period, if the Corporation holds such certificates, the Corporation shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

Section 10.  Stock Awards
             ------------

(a) Subject to the provisions of the Plan, the Board may award Stock Awards subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules, if any, as the Board shall determine.

(b) Shares of Common Stock awarded in connection with a Stock Award shall be issued for no cash consideration or such minimum consideration as may be required by applicable law. Such shares of Common Stock may be designated as Award Shares by the Board.


Section 11.  Options Granted to Non-Employee Directors
             -----------------------------------------

(a) Unless otherwise determined by the Board, each Eligible Director shall automatically be granted a Nonqualified Option to acquire 25,000 shares of Common Stock effective as of the date he or she is first elected to the Board or, with respect to Eligible Directors serving on the Board as of the Effective Date of the Plan, as of the date of the 1999 Annual Meeting of the Corporation, in each case, the option price for which shall be the Fair Market Value of the Common Stock on such date and the expiration of which shall be the tenth anniversary thereof. Each Nonqualified Option issued pursuant to this Section 11(a) shall become exercisable in 20% installments beginning on January 1 of the first year after the grant date, and on January 1 of each year thereafter, until such option is fully exercisable on January 1 of the fifth year following the grant date.

(b) Unless otherwise determined by the Board, each Eligible Director who has served as a Director for six months shall automatically be granted a Nonqualified Option to acquire 3,000 shares of Common Stock as of January 1 of each year, beginning with January 1, 2000, the option price for which shall be the Fair Market Value of the Common Stock on such date and the expiration of which shall be the tenth anniversary thereof. Each Nonqualified Option granted pursuant to this Section 11(b) may be exercised on and after the date that is six months after the date of grant.

(c) In addition, the Board may provide for such other terms and conditions of the Options granted pursuant to this Section 11 as it may determine in its sole discretion and as shall be set forth in the applicable Option agreements, including, without limitation, acceleration of exercise upon a change of control, termination of the Options, and the effect on such Options of the death, retirement or other termination of service as a director of the option holder. Notwithstanding the foregoing, nothing herein shall preclude the Board from granting Awards to such non-employee directors in addition to, or in substitution for, those provided for in this Section 11.


Section 12.   General Provisions Applicable to Awards
              ---------------------------------------

(a)  Documentation.  Each Award under the Plan shall be evidenced by a written
     -------------
     document delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Board considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.

(b)  Securities Laws.  The Participant shall make such representations and
     ---------------
     furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation to issue or transfer the Stock in compliance with the provisions of applicable federal or state securities laws. The Corporation, in its discretion, may postpone the issuance and delivery of any Stock until completion of such registration or other qualification of such shares under any federal or state laws, or stock exchange listing as the Corporation may consider appropriate. The Corporation may require that prior to the issuance or transfer of Stock, the Participant enter into a written agreement to comply with any restrictions on subsequent disposition that the Corporation deems necessary or advisable under any applicable federal and state securities laws. Certificates of Stock issued hereunder may be legended to reflect such restrictions.

(c)  Board Discretion.  Each type of Award may be made alone, in addition to or
     ----------------
     in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Board at the time of award or at any time thereafter. Without limiting the foregoing, an Award may be made by the Board, in its discretion, to any 401(k), savings, pension, profit sharing or other similar plan of the Corporation in lieu of or in addition to any cash or other property contributed or to be contributed to such plan.

(d)  Settlement.  The Board shall determine whether Awards are settled in whole
     ----------
     or in part in cash, Common Stock, other securities of the Corporation, Awards, other property or such other methods as the Board may deem appropriate. The Board may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock. If shares of Common Stock are to be used in payment pursuant to an Award and such shares were acquired upon the exercise of a stock option (whether or not granted under this Plan), such shares must have been held by the Participant for at least six months.

(e)  Dividends and Cash Awards.  In the discretion of the Board, any Award under
     -------------------------
     the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and
     (ii) cash payments in lieu of or in addition to an Award.

(f)  Termination of Employment.  The Board shall determine the effect on an
     -------------------------
     Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder. The Board shall have complete discretion, exercisable either at the time the Award is made or at any time while the Award remains outstanding, to accelerate the vesting of any Award or any part of any Award remaining unvested upon the termination of employment of a Participant or to extend the period of time for which an Option is to remain exercisable following the termination of employment of a Participant, provided, however, that in no event shall such Option be exercisable after the specified expiration date of such Option.

(g)  Change in Control.  In order to preserve a Participant's rights under an
     -----------------
     Award in the event of a Change in Control of the Corporation, the Board in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award,
     (ii) provide for the purchase of the Award for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Board to reflect the Change in Control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Board may consider equitable and in the best interests of the Corporation, provided that, in the case of an action taken with respect to an outstanding Award, the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant. Unless otherwise provided in any Award, for purposes hereof a "Change in Control" of the Corporation shall mean: (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of

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

     20% or more of the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock"); provided, however, that any acquisition by the Corporation or its subsidiaries, or any employee benefit plan (or related trust) of the Corporation or its subsidiaries of 20% or more of Outstanding Corporation Common Stock shall not constitute a Change in Control; and provided, further, that any acquisition by a corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Common Stock immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Corporation Common Stock, shall not constitute a Change in Control; or (ii) any transaction which results in the Continuing Directors (as defined in the Certificate of Incorporation of the Corporation) constituting less than a majority of the Board; or (iii) consummation by the Corporation of (i) a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Common Stock immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from such a reorganization, merger or consolidation or (ii) the sale or other disposition of all or substantially all of the assets of the Corporation, excluding a sale or other disposition of assets to a subsidiary of the Corporation.

(h)  Withholding.  The Corporation shall have the power and the right to deduct
     -----------
     or withhold, or require a Participant to remit to the Corporation an amount sufficient to satisfy federal, state and local taxes (including the Participant's FICA obligation) required to be withheld with respect to an Award or any dividends or other distributions payable with respect thereto. In the Board's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery, provided, however, that the optionholder must have owned at least such number of shares for at least six months. The Corporation and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

(i)  Amendment of Award.  The Board may amend, modify or terminate any
     ------------------
     outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonqualified Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(j)  Awards Not Transferable.  Except as otherwise provided by the Board, Awards
     -----------------------
     under the Plan are not transferable other than as designated by the participant by will or by the laws of descent and distribution.


Section 13.  Miscellaneous
             -------------

(a)  No Right To Employment.  No person shall have any claim or right to be
     ----------------------
     granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Corporation expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)  No Rights As Shareholder.  Subject to the provisions of the applicable
     ------------------------
     Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

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

(c)  Effective Date.  Subject to the approval of the shareholders of the
     --------------
     Corporation, the Plan shall be effective on February 23, 1999 (the "Effective Date"). Prior to such approval, Awards may be made under the Plan expressly subject to such approval. Awards under the Plan may be made for a period of ten years commencing on the Effective Date. The period during which an Award may be exercise may extend beyond that time as provided herein.

(d)  Amendment of Plan.  The Board may amend, suspend or terminate the Plan or
     -----------------
     any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable requirement of the laws of the jurisdiction of incorporation of the Corporation, any applicable tax requirement, any applicable rules or regulation of the Securities and Exchange Commission, including Rule 16(b)- 3 (or any successor rule thereunder), or the rules and regulations of The Nasdaq Stock Market or any other exchange or stock market over which the Corporation's securities are listed.

(e)  Governing Law.  The provisions of the Plan shall be governed by and
     -------------
     interpreted in accordance with the laws of the jurisdiction of incorporation of the Corporation.

(f)  Indemnity.  Neither the Board nor the Committee, nor any members of either,
     ---------
     nor any employees of the Corporation or any parent, subsidiary, or other affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this Plan, and the Corporation hereby agrees to indemnify the members of the Board, the members of the Committee, and the employees of the Corporation and its parent or subsidiaries in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

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